                        SCHEDULE 1 - FINANCIAL STATEMENTS

                            SYSCAN INTERNATIONAL INC.
                                  BALANCE SHEET
                              AS AT MARCH 31, 1999



                                                          1999            1998
                                                        ---------      ---------
                                                            $               $
                                     ASSETS

CURRENT

    Accounts receivable                                 1,004,133      1,402,865
    Income taxes receivable                               102,941        210,105
    Inventories                                         1,188,538        811,653
    Prepaid expenses                                         --           31,593
                                                        ---------      ---------
                                                        2,295,612      2,456,216

ADVANCES                                                     --           10,255

FIXED ASSETS                                              150,841        164,544

DEFERRED CHARGES                                          686,590        799,360
                                                        ---------      ---------

                                                        3,133,043      3,430,375
                                                        =========      =========

                                  LIABILITIES

CURRENT

    Bank overdraft                                        144,664         14,075
    Bank loan                                             311,216        830,000
    Accounts payable and accrued charges                1,022,661        760,537
    Deferred income                                        26,493         48,615
                                                        ---------      ---------
                                                        1,505,034      1,653,227

                              SHAREHOLDERS' EQUITY

CAPITAL STOCK                                           1,027,000      1,027,000

RETAINED EARNINGS                                          98,400        247,539

CONTRIBUTED SURPLUS                                       502,609        502,609
                                                        ---------      ---------
                                                        1,628,009      1,777,148
                                                        ---------      ---------
                                                        3,133,043      3,430,375
                                                        =========      =========

                            SYSCAN INTERNATIONAL INC.

                             STATEMENT OF OPERATIONS
                     PERIOD OF 3 MONTH ENDED MARCH 31, 1999

                                   (Unaudited)




                                                      1999              1998
                                                   ----------        ----------
                                                       $                  $
SALES                                                 420,360         1,126,205

COST OF SALES

    Inventory - beginning                             924,115           546,731
    Purchases                                         586,400           894,227
                                                   ----------        ----------
                                                    1,510,515         1,440,958

    Inventory - ending                             (1,188,538)         (811,652)
                                                   ----------        ----------
                                                      321,977           629,306
                                                   ----------        ----------
GROSS MARGIN                                           98,383           496,899

OPERATING EXPENSES

    Salaries and benefits                             248,390           286,276
    Delivery and freight                                8,299             4,347
    Insurance                                          14,181            14,816
    Interest and bank charges                           2,621             3,055
    Interest short term                                 4,576             1,177
    Light and power                                     2,726               698
    Office supplies                                    26,153            60,977
    Professional fees                                   4,059            11,653
    Rent                                               23,805            27,588
    Repairs and maintenance                             1,344             1,225
    Representations                                     2,796            19,427
    Taxes and permits                                    --               3,382
    Telephone                                          13,429            22,557
    Depreciation                                        7,469            11,215
    Amortization                                       75,000            57,370
                                                   ----------        ----------
                                                      434,848           525,763

NET LOSS BEFORE INCOME TAXES                         (336,465)          (28,864)

    Provision for income taxes
                                                   ----------        ----------

NET LOSS                                             (336,465)          (28,864)
                                                   ==========        ==========

                            SYSCAN INTERNATIONAL INC.

                         STATEMENT OF RETAINED EARNINGS
                     PERIOD OF 3 MONTHS ENDED MARCH 31, 1999



                                                          1999            1998
                                                        -------         -------
                                                           $               $
RETAINED EARNINGS, beginning of year                    434,865         276,403

                      Net loss                         (336,465)        (28,864)
                                                       --------        --------

RETAINED EARNINGS, end of year                           98,400         247,539
                                                       ========        ========

                            SYSCAN INTERNATIONAL INC.
                   STATEMENTS OF CHANGES IN FINANCIAL POSITION

                     PERIOD OF 3 MONTHS ENDED MARCH 31, 1999



                                                          1999          1998
                                                       ----------    ----------
                                                            $             $
OPERATING ACTIVITIES

    Net loss                                             (336,465)      (28,864)

    Adjustments to reconcile net loss to
    Cash provided by operating activities:

        Depreciation of fixed assets                        7,469        11,215
        Amortization of deferred charges                   75,000        57,370
        Accounts receivable                             1,299,649        63,170
        Income taxes receivable                                --       (83,784)
        Inventories                                      (264,423)     (264,922)
        Prepaid expenses                                   25,241            --
        Accounts payable and accrued charges             (213,560)     (101,821)
                                                       ----------    ----------
CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES           592,911      (347,636)

INVESTING ACTIVITIES

    Advances                                                   --        73,745
    Purchase of fixed assets                                   --       (11,830)
    Deferred charges                                      (25,553)      (69,704)
                                                       ----------    ----------

CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES           (25,553)       (7,789)

INCREASE (DECREASE) IN CASH                               567,358      (355,425)

CASH, beginning of year                                (1,023,238)     (488,650)
                                                       ----------    ----------

CASH, end of year                                        (455,880)     (844,075)
                                                       ==========    ==========


REPRESENTED BY:

        Bank indebtedness                                (144,664)      (14,075)
        Bank loan                                        (311,216)     (830,000)
                                                       ----------    ----------
                                                         (455,880)     (844,075)
                                                       ==========    ==========

                                   SCHEDULE 2

            RELEASE


TO:     AXYN Canada Corporation and AXYN Corporation (the "Purchaser")

AND TO: Syscan International Inc. (the "Corporation")

RE: AXYN Canada Corporation purchase of shares in the capital of the Corporation


                In consideration of the sum of One Dollar ($1.00) and of other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the undersigned hereby remises, releases and forever discharges the Purchaser and the Corporation from all manner of actions, causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, claims or demands whatsoever which the undersigned may now have or hereafter can have, against the Purchaser or the Corporation existing up to the date of this release, including by virtue of them being or ceasing to be an officer, director, employee or contractor of the Corporation as the case may be, provided that nothing herein contained shall be construed so as to release the Purchaser from its obligations and covenants arising out of or in respect of a Purchase Agreement made the 18th day of June, 1999 in respect of the sale by the undersigned to the Purchaser of shares in the capital of the Corporation or any documents delivered pursuant to such agreement.

                DATED at Montreal this 30th day of June, 1999.



                                            /s/ DANIEL BENOIT
                                            ---------------------------------
                                            Daniel Benoit


                                            2977541 CANADA INC.

                                            Per: /s/ DANIEL BENOIT
                                                 ----------------------------
                                                 Daniel Benoit
                                            Per:

CLIENT:               Air Liquide Canada Inc.
                      280 John Street
                      Moncton, NB
                      E1C 9W3

SUPPLIER:             Syscan International Inc.

                      2775 Sherbrooke East
                      Montreal, Quebec

                      H2K 1B9

PO NUMBER:            122914 1



Description                                       Quantity      Price per Unit      Total Cost
-----------                                       --------      --------------      ----------
Application Development                               1       [Confidential Information Deleted]
Application License per Truck                         8       [Confidential Information Deleted]
Communication Server License                          1       [Confidential Information Deleted]
Communication Client License                          8       [Confidential Information Deleted]
IRDA Option                                           8       [Confidential Information Deleted]
Single Bay Docking Stations                           4       [Confidential Information Deleted]
Four Bay Docking Station                              1       [Confidential Information Deleted]
Power Supplies for docking Station (4 amps)           1       [Confidential Information Deleted]
Spare Batteries for Computers                        10       [Confidential Information Deleted]
Battery Chargers                                      4       [Confidential Information Deleted]
Onboard Printers Syscan ZFP-2T Traction Feed          8       [Confidential Information Deleted]
Printers
Vehicle Brackets                                      8       [Confidential Information Deleted]
Onboard Computers: Norand Pen Key 6360, 486          10       [Confidential Information Deleted]
50MHZ, 12 MB RAM, 24 MB Compact Flash
                                                                    Subtotal        $98,284.00
                                                                                    ----------
                                                                     Freight             $0.00
                                                                       Total        $98,284.00
                                                                                    ==========

CLIENT:        Bell Canada
               700 Lagauchetiere O FL: 25S1
               Montreal, Quebec
               H3B 4L1

SUPPLIER:      Syscan International Inc.
               2775 Sherbrooke East
               Montreal, Quebec
               H2K 1B9


PO NUMBER:     602233


Description                             Item Code       Quantity         Price per Unit        Total Cost
-----------                             ---------       --------         --------------        -----------
Hand Held Term #SYS-MMSY-00641             8090            70           [Confidential Information Deleted]
Hand Held Term #SYS-MMSY-00641             8090            30           [Confidential Information Deleted]
Hand Held Term #SYS-MMSY-00641A            8090            20           [Confidential Information Deleted]
                                                                            Subtotal           $895,420.00
                                                                                               -----------
                                                                             Freight           $      0.00

                                                                               Total           $895,420.00
                                                                                               ===========

CLIENT:               Gemmar Systems International Inc.,
                      11450 Cote de Liesse
                      Dorval, Quebec
                      H9P 1A9

SUPPLIER:             Syscan International Inc.
                      2775 Sherbrooke East
                      Montreal, Quebec
                      H2K 1B9

PO NUMBER:            PO99572


Description                                    Quantity         Price per Unit         Total Cost
-----------                                    --------         --------------         ----------
Access Point Ethernet S24 500 MW                   1
Antenna Spectrum 24 3DB                            1
WSS1040 Portable Unit for Spectrum2               10
CS1000 4 Slot Cradle for WSS-10XX w                3
Cable to interconnect CS1000 cradle                3            [Confidential Information Deleted.]
WSS1XXX Spare Battery Pack                        10
Personal Wrist Mount                               5
Personal Unit Ring Scanner and Strap               5
Personal Ring Mount Strap (pack of 25)             2
Emulation Software TNVT for Spectrum              10
                                                                   Subtotal        $   74,793.20
                                                                                   -------------
                                                                    Freight        $        0.00

                                                                 Tax amount        $   11,237.72
                                                                Total Value        $86,030.92 CA
                                                                                   =============

Reselling Agreement



                                     Between
                      Syscan International Inc (Syscan) and

                    Value Added Reseller/Distributor (TELXON)


                      [Confidential Information Deleted.]

                     EXHIBIT 6 (A) SYSCAN INTERNATIONAL INC.



SCHEDULE 5 - LEASES

Please refer to the June 30, 1999 Audit.